Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

Issuer:

GXO Logistics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Debt	1.650% Notes due 2026	Rule 457(a); 457(f)	$400,000,000	100%	$400,000,000	(1)	0.0000927	$37,080	(2)
Fees to be Paid	Debt	2.650% Notes due 2031	Rule 457(a); 457(f)	$400,000,000	100%	$400,000,000	(1)	0.0000927	$37,080	(2)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A

	Total Offering Amounts					$800,000,000	(3)		$74,160
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$74,160

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.

(2)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(3)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.